UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

HOOKIPA PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On May 31, 2023, HOOKIPA Pharma Inc. (the “Company”) issued a press release announcing preliminary data from the Phase 2 clinical trial evaluating HB-200 in Combination with Pembrolizumab in Patients with HPV16+ Head and Neck Cancers. The Company will host a live webcast on June 1, 2023 at 8:00 a.m. EDT. Joern Aldag, Chief Executive Officer, Katia Schlienger M.D., Ph.D., Chief Medical Officer, and Klaus Orlinger, Ph.D., Chief Scientific Officer will provide an overview of the HB-200 data and future plans for the Company’s oncology program. Alan Ho, M.D., Ph.D., a study investigator, will also offer commentary on the unmet medical need for patients with head and neck cancer. The dial-in number for the conference call is 646-876-9923 for U.S. participants and +44 (0) 20808-06591 for international participants. A live webcast of the call can be accessed on the Company’s website at www.hookipapharma.com/events. An archived webcast will be available for 30 days on the Events webpage.

The information contained in Item 7.01 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On May 31, 2023, the Company announced preliminary data from the Phase 2 clinical trial evaluating HB-200 in Combination with Pembrolizumab in Patients with HPV16+ Head and Neck Cancers.

HB-200 results

As of March 31, 2023, 35 patients with HPV16+ recurrent/metastatic head and neck cancers received HB-200 in combination with pembrolizumab as part of the Phase 2 study: 20 patients were treated with HB-200 and pembrolizumab in the 1st-line setting and 15 in the 2nd-line setting. All received HB-200 intravenously every three weeks for the first five doses and every six weeks thereafter. HB-200 means 2-vector therapy with alternating application of HB-201 (LCMV), HB-202 (PICV) vectors, encoding HPV16 E6/E7 antigens.

1st-line combination data

HB-200 in combination with pembrolizumab demonstrated promising anti-tumor activity with a 43 percent objective response rate (6 of 14 patients with confirmed responses by investigator assessment under RECIST 1.1) among CPI-naïve patients with recurrent/metastatic HPV16+ PD-L1+ head and neck cancer. These data represent a doubling of the 19 percent objective response rate reported with pembrolizumab alone. As of March 31, 2023, 14 patients with at least two imaging assessments were included in the interim efficacy analysis. Six patients responded (one with confirmed complete response and five with confirmed partial responses), with a 71 percent disease control rate (10 of 14 patients), meaning stable disease or a complete or partial response. While recruitment is ongoing, based on these data, the Company is preparing to start a pivotal trial of HB-200 in combination with pembrolizumab as 1st-line treatment of recurrent/metastatic HPV16+ PD-L1+ head and neck cancers in 2024.

2nd-line plus combination data

Data on HB-200 in combination with pembrolizumab in the 2nd-line plus setting are trending positively in this small initial cohort, but they are preliminary and need further maturation. As of March 31, 2023, five patients with at least two imaging assessments were included in the interim efficacy analysis based on RECIST 1.1. Preliminary results show one confirmed partial response and three patients with stable disease. Preliminary median progression-free survival in this small cohort was 5.3 months. Enrollment is ongoing, and a decision on a potential path forward in the 2nd-line plus setting will be made in 2024.

Monotherapy data

Given the limited options for heavily pre-treated patients with recurrent/metastatic HPV16+ head and neck cancers, the Company continues to evaluate HB-200 as monotherapy among these patients in the ongoing Phase 1/2 trial. Follow-up data show HB-200 monotherapy demonstrated a preliminary median overall survival of 14.2 months in the intent-to-treat population, indicating potential for prolonged clinical benefit in this heavily pre-treated population. These data are based on 11 patients who received HB-200 as monotherapy at the same dose being evaluated in combination with pembrolizumab, with a median follow-up period of 12.8 months. Additional patients are also being followed to continue to assess median overall survival in a larger cohort.

Immunogenicity

Importantly, new follow-up data from heavily pre-treated patients show an association between the induction of unprecedented levels of functional T cells after treatment with HB-200 monotherapy and clinical benefit. T cell increases were rapid and sustained for at least 8 months, as of data cut-off. Patients who achieved disease control after treatment with HB-200 monotherapy generally had greater CD8+ T cell infiltration in tumors compared to patients whose disease progressed, suggesting an association of HB-200-induced T cells and clinical benefit.

Safety and tolerability profile

Results from the Phase 1/2 study showed that HB-200 was generally well tolerated among 132 patients treated. The safety profile was similar for patients who received HB-200 monotherapy or HB-200 in combination with pembrolizumab. This favorable tolerability profile highlights the potential of HB-200 – and arenaviral immunotherapies in general – to be combined with other immunotherapies where tumor antigen-specific T cells are needed. Only seven percent of patients showed serious adverse events related to the treatment with HB-200. Only two percent of patients discontinued due to such events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by HOOKIPA Pharma Inc. on May 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOOKIPA Pharma Inc.

Date: May 31, 2023	By:	/s/ Jörn Aldag
Jörn Aldag
Chief Executive Officer
(Principal Executive Officer)

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